Exhibit 99.4

PILGRIM’S PRIDE CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 7.875% SENIOR NOTES DUE 2018 THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING

7.875% SENIOR NOTES DUE 2018

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made pursuant to the Prospectus, dated             , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”) of Pilgrim’s Pride Corporation (the “Company”) and the guarantor named therein, and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission (if signatures are not required to be medallion guaranteed), mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) and the certificates representing the Outstanding Notes, together with any documents required by the Letter of Transmittal or a properly transmitted book-entry confirmation and agent’s message must also be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:

The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street 7th floor East New York, NY 10286 Attn: Carolle Montreuil	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street 7th floor East New York, NY 10286 Attn: Carolle Montreuil	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street 7th floor East New York, NY 10286 Attn: Carolle Montreuil

By Facsimile Transmission
(eligible institutions only):

(212) 298-1915

To Confirm by Telephone:

(212) 815-5920

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE (WHEN PERMITTED) TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus and Instruction 1 of the Letter of Transmittal.

Certificate Number(s) (if known) of Outstanding Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

_____________________________________________

(Signature(s) of Record Holder(s))

_____________________________________________

(Please Type or Print Name(s) of Record Holder(s))

Dated:              , 2011

Address:

                    (Zip Code)

_____________________________________________

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company) (“DTC”), and an agent’s message via DTC’s Automated Tender Offer Program within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated: , 2011

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2. Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever, or signed as the name of the participant shown on the book-entry transfer facility’s security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3. Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.